UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 12, 2021

Calamos Global Total Return Fund

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

811-21547	20-3377281
(Commission File Number)	(IRS Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

(630) 245-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered Symbol(s)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	CGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2021, the Board of Trustees of Calamos Global Total Return Fund (the “Trust”) amended and restated in the entirety the Trust’s Declaration of Trust (the “Amended and Restated Declaration of Trust”) and the Trust’s By-Laws (the “Amended and Restated Bylaws”). The amendments provide for, among other things: (i) the election of Trustees by a majority of the Fund’s outstanding voting securities entitled to vote; (ii) certain Trustee qualifications; and (iii) certain advance notice requirements for a shareholder to properly bring a matter before a shareholder meeting.

The foregoing description of the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)          Exhibits

3.1	Amended and Restated Declaration of Trust of Calamos Global Total Return Fund dated January 12, 2021.
3.2	Amended and Restated Bylaws of Calamos Global Total Return Fund dated January 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calamos Global Total Return Fund

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Vice President and Secretary

Date: January 12, 2021